EXHIBIT 9
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use of our audit report dated January 28, 2005 on the consolidated balance sheets of Abitibi-Consolidated Inc. as at December 31, 2004 and 2003, and the consolidated statements of earnings, deficit and cash flows for each of the years in the three-year period ended December 31, 2004 which is incorporated by reference in its (i) Annual Report on Form 40-F of Abitibi-Consolidated Inc. for the fiscal year ended December 31, 2004, (ii) Registration Statement on Form S-8 (File No. 333-103697), (iii) Registration Statement on Form S-8 (File No. 333-14184) and (iv) Registration Statement on Form F-10 (File No. 333-123117) filed with the Securities and Exchange Comission. We also consent to the incorporation by reference of our related Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences dated January 28, 2005 also included in this Form 40-F.


/s/ PricewaterhouseCoopers LLP
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Chartered Accountants


March 30, 2005
Montreal, Canada